                                                                     EXHIBIT 1.1












                         Northern Border Partners, L.P.

                                    2,000,000
                                 Common Units(1)
                     Representing Limited Partner Interests

                             UNDERWRITING AGREEMENT













--------

(1) Plus an option to purchase up to 300,000 additional Common Units from Northern Border Partners, L.P. to cover over-allotments.

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                   June 26, 2002

UBS Warburg LLC
Salomon Smith Barney Inc.
   as Managing Underwriters
299 Park Avenue
New York, New York 10071


Ladies and Gentlemen:


                  Northern Border Partners, L.P., a limited partnership organized under the laws of Delaware (the "Partnership"), proposes to sell to the underwriters named in Schedule A annexed hereto (the "Underwriters" or "you") an aggregate of 2,000,000 Common Units ("Common Units") representing limited partner interests in the Partnership (the "Firm Units"). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the Option (as defined below) to purchase from the Partnership up to an additional 300,000 Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the "Units." The Units are described in the Final Prospectus which is referred to below.

                  The term "Registration Statement" as used in this Agreement shall mean such registration statement filed on Form S-3 (File No. 333-72323) (including all financial schedules and exhibits), as amended when it became effective, or, if such registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement means such registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement will be filed pursuant to Rule 462(b) under the Act (as defined below) before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Basic Prospectus" as used in this Agreement shall mean the prospectus contained in the Registration Statement at the time that the Registration Statement was declared effective or in the form in which it has been most recently filed with the Commission (as defined below) on or prior to the date of this Agreement. The term "Preliminary Prospectus" as used in this Agreement shall mean any preliminary prospectus supplement relating to the Units and the offering thereof, that has been filed with the Commission pursuant to Rule 424(b) under the Act, together with the Basic Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Units and the offering thereof that is first filed with the Commission pursuant to Rule 424(b) under the Act after the date and time this Agreement is executed and delivered by the parties hereto, together with the Basic Prospectus.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic

Prospectus, any Preliminary Prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; any reference in this Agreement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the dates of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference to any amendment or supplement to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto.

                  The Partnership and Northern Border Intermediate Limited Partnership, a Delaware limited partnership (the "Intermediate Partnership"), acting severally and jointly, confirm as follows their agreements with the
Underwriters:

                  1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the aggregate number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto in each case at a purchase price of $33.99 per Common Unit. It is understood that the Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

                  In addition, the Partnership hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units (the "Option"). This Option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(2) after the date on which the Option shall


----------

(2) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

                  2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer, against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on July 1, 2002 (unless another time shall be agreed to in writing by you and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery of the Firm Units are actually made is hereinafter sometimes called the "time of purchase." Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

                  Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

                  Deliveries of the documents described in Section 6 below with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P. at The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, Texas 78746, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

                  3. Representations and Warranties. The Partnership and the Intermediate Partnership, jointly and severally, represent and warrant to, and agree with, the Underwriters as set forth below in this Section 3.

                           (a) The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act") with the Securities and Exchange Commission (the "Commission"), the Registration Statement, including a related Basic Prospectus subject to completion relating to the Units, such Registration Statement has been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission. At the time of the filing of such Registration Statement, the Partnership met the requirements for use of Form S-3 under the Act. The Partnership may have filed one or more amendments or supplements to such Registration Statement, including any preliminary prospectus supplement which relates to such Basic Prospectus and has previously been furnished to you. The Partnership will next file with the Commission a Final Prospectus which relates to such Basic Prospectus and includes the Basic Prospectus, in accordance with Rules 430A and 424(b) under the Act. The Partnership has included in such Registration Statement, as amended and supplemented on the date that it becomes effective or the issue date of the Final Prospectus, as applicable, all information (other than information with respect to the

         Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")), required by the Act to be included in such Registration Statement and the Final Prospectus. Each Preliminary Prospectus, at the time of the filing thereof, included all information (other than Rule 430A Information), required by the Act to be included in such Preliminary Prospectus. As filed, such Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the time of execution of this Agreement or, to the extent not completed at the time of execution of this Agreement, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the time of execution of this Agreement, will be included or made therein.

                           (b) The Registration Statement, on the date that it became effective, and each Preliminary Prospectus, at the time of filing thereof, did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and at the time of purchase and the additional time of purchase, as the case may be, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; the Registration Statement, on the date that it became effective, and as supplemented or amended, at the time this Agreement is executed, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of filing pursuant to Rule 424(b), the Preliminary Prospectus did not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of filing pursuant to Rule 424(b) and at the time of purchase and the additional time of purchase, as the case may be, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto).

                           (c) The only significant subsidiaries (as defined in Regulation S-X under the Act) of the Partnership (the "Subsidiaries") are the Intermediate Partnership, Northern Border Pipeline Company, a Texas general partnership ("Northern Border Pipeline"), Crestone Energy Ventures, L.L.C., a Delaware limited liability company ("Crestone"), Bear Paw Investments, LLC, a Delaware limited liability company ("Bear Paw Investments"), Bear Paw Energy, LLC, a Delaware limited liability company ("Bear Paw Energy"), Border Midwestern Company, a Delaware corporation ("Border Midwestern"), and Midwestern Gas Transmission Company, a Delaware corporation ("Midwestern Gas"). Each Subsidiary was duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Subsidiaries has, and at the time of purchase and the additional time of purchase, as the case may be, will have, full power and authority to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Final Prospectus. Each of the Subsidiaries is, and at the time of purchase and the additional time of purchase, as the case may be, will be, duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except for such jurisdictions in which the failure so to qualify or register would not have a material adverse effect upon such Subsidiary or subject such Subsidiary, the Partnership or the Intermediate Partnership to any material liability or disability. All of the outstanding interests of Crestone have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of all liens, encumbrances, security interests, charges and claims whatsoever. Crestone, directly or indirectly, owns (i) all of the membership interests in Crestone Gathering Services, L.L.C., Crestone Wind River, L.L.C. and Crestone Powder River, L.L.C., (ii) a 49% common membership interest in and preferred shares of Bighorn Gas Gathering, L.L.C. ("Bighorn"), (iii) a 33.33% membership interest in Fort Union Gas Gathering, L.L.C., a Delaware limited liability company ("Fort Union"), and (iv) a 35% membership interest in Lost Creek Gathering, L.L.C., a Delaware limited liability company ("Lost Creek"), in each case free and clear of any liens, encumbrances, security interests, charges or claims (except that Crestone's member interests in Fort Union and Lost Creek are or will be pledged to the lenders with respect to those projects and except for such other liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Border Midstream Services, Ltd., an Alberta corporation ("Border Midstream"), have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Investments have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Energy have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Bear Paw Investments free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Border Midwestern have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Midwestern Gas have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Border Midwestern free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). The Intermediate Partnership owns a 70% general partner interest in Northern Border Pipeline free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus).

                           (d) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with all necessary partnership power and authority to own or lease the properties it owns or leases and to conduct the business it conducts in each case in all material respects as described in the Registration Statement and the Final Prospectus, and is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the failure so to qualify or register would have a material adverse effect upon the Partnership or subject the Partnership or the limited partners of the Partnership to any material liability or disability.

                           (e) Northern Plains Natural Gas Company, a Delaware corporation ("Northern Plains") and wholly owned subsidiary of Enron Corp., an Oregon corporation ("Enron"), Pan Border Gas Company, a Delaware corporation ("Pan Border") and wholly owned subsidiary of Northern Plains, and Northwest Border Pipeline Company, a Delaware corporation ("Northwest Border") and wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation ("Williams") (collectively, the "General Partners"), are the only general partners of the Partnership with general partner interests in the Partnership of 1.0% in the aggregate; such general partner interests are duly authorized by the Agreement of Limited Partnership of the Partnership (as it may be amended or restated at the date this Agreement is executed, the "Partnership Agreement"), and were validly issued to the General Partners and are fully paid (to the extent required under the Partnership Agreement).

                           (f) The General Partners are the sole general partners of the Intermediate Partnership with general partner interests in the Intermediate Partnership of 1.0101% in the aggregate subject to the provisions of the Agreement of Limited Partnership of the Intermediate Partnership (the "Intermediate Partnership Agreement"); such general partner interests are duly authorized by the Intermediate Partnership Agreement and were validly issued to the General Partners and are fully paid (to the extent required under the Intermediate Partnership Agreement) (the Intermediate Partnership Agreement and the Partnership Agreement are herein collectively referred to as the "Partnership Agreements"). Complete and correct copies of the certificate of limited partnership for each of the Partnership and the Intermediate Partnership and of the Partnership Agreements, and all amendments thereto have been delivered to the

         Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or the additional time of purchase, as the case may be.

                           (g) The limited partners of the Partnership hold limited partner interests in the Partnership aggregating 99.0%, such limited partner interests being represented by 41,623,014 Common Units, excluding Units sold by the Partnership hereunder; such limited partner interests are the only limited partner interests of the Partnership that are issued and outstanding; the limited partner interests represented thereby are duly authorized by the Partnership Agreement, were validly issued and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as described in the Partnership Agreement and except as set forth in Section 17-607 of the Delaware Act).

                           (h) The Partnership is the sole limited partner of the Intermediate Partnership, with a limited partner interest of 98.9899% (subject to the provisions of the Intermediate Partnership Agreement); such limited partner interest is duly authorized by the Intermediate Partnership Agreement, was validly issued in accordance with the Intermediate Partnership Agreement and is fully paid and non-assessable (except as described in the Intermediate Partnership Agreement and except as set forth in Section 17-607 of the Delaware
         Act); the Partnership owns, directly or indirectly, such limited partner interest in the Intermediate Partnership free and clear of all liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Registration Statement or Final Prospectus).

                           (i) Except as described in the Final Prospectus or contained in the Partnership Agreement and except for (i) rights granted pursuant to that certain Exchange Agreement dated May 31, 1997 among the Intermediate Partnership, the Partnership and the stockholders of Williams Technologies, Inc. and (ii) rights granted pursuant to that certain Exchange Agreement dated December 29, 1997 between the Partnership and Central Pacific Resources Partnership, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of (except in the case of restrictions on transfer for securities issued by the Partnership in reliance on Section 4(2) of the Act), any limited partner interests in the Partnership or the Intermediate Partnership pursuant to either of the Partnership Agreements or other governing documents or any agreement or other instrument to which the Partnership or the Intermediate Partnership is a party or by which either of them may be bound. The Common Units conform in all material respects to the description of the Common Units contained in the Final Prospectus. Except as described above, there are no outstanding options or warrants to purchase any Common Units.

                           (j) None of the Partnership or the Subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in each of the Registration Statement and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus; and, since the date as of which information is given in the Final Prospectus, there has not been any material adverse change in the capitalization or long-term debt of any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, or results of operations of any of the Subsidiaries, otherwise than as set forth or contemplated in the Final Prospectus.

                           (k) The Partnership and the Subsidiaries have good and indefeasible title to all real and personal property necessary to own and operate their businesses in all material respects as described in the Final Prospectus, free and clear of all liens, encumbrances, security interests, charges, claims and defects except (1) as described in the Final Prospectus and (2) such as do not materially interfere with the ownership, operation or benefits of ownership of such businesses or materially increase the cost of operation or ownership of such businesses, provided that, (a) with respect to the gas transmission and gathering pipelines of Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas and right-of-way interests related thereto (the "Pipeline Properties") the foregoing shall only constitute a representation that, except as described in the Final Prospectus, (i) Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future as described in the Final Prospectus and (ii) any lack of title has not had and will not have any material adverse effect on the ability of Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas to use such Pipeline Properties as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by Northern Border Pipeline, Crestone, Bear Paw Energy or Midwestern Gas, such real property, buildings and equipment are held by Northern Border Pipeline, Crestone, Bear Paw Energy or Midwestern Gas under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment by such person.

                           (l) The sale of the Units by the Partnership and the compliance by the Partnership and the Intermediate Partnership with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Final Prospectus to be consummated at the time of purchase and the additional time of purchase, as the case may be, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, nor will such action result in any violation of the provisions of the agreement of limited partnership, charter or other governing documents of the Partnership or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Partnership of the transactions contemplated herein and in the Final Prospectus to be consummated at the time of purchase and the additional time of purchase, as the case may be, except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Units by the Underwriters, and (ii) such consents, approvals, authorizations, orders, registrations or qualifications (A) as have been obtained or will be obtained prior to the time of purchase and the additional time of purchase, as the case may be, or (B) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the holders of Common Units or the consolidated financial position or results of operations or prospects of the Partnership, the Intermediate Partnership or Northern Border Pipeline. The offering and sale of the Units as contemplated by this Agreement does not give rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Units or other securities of the Partnership or which would require the inclusion of any Common Units or other securities of the Partnership in such offering and sale of the Units pursuant to "tag along" or other such rights.

                           (m) Other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any of the Subsidiaries is a party or of which any of their respective properties is the subject which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations or prospects of the Partnership, the Intermediate Partnership or Northern Border Pipeline; and, to the best of the Partnership's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (n) KPMG LLP, who have certified certain financial statements of the Partnership and Northern Border Pipeline, are independent public accountants with respect to Northern Border Pipeline, the Intermediate Partnership and the Partnership as required by the Act.

                           (o) (i) This Agreement has been duly authorized, executed and delivered by each of the Partnership and the Intermediate Partnership and constitutes the valid and binding agreement of each such person, (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partners and is a valid and legally binding agreement of the General Partners, enforceable against the General Partners in accordance with its terms, and (iii) the Intermediate Partnership Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms, except as the enforceability of this Agreement and the Partnership Agreements may be affected by (A) the matters described in the Final Prospectus and (B) bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles.

                           (p) Each of the Partnership and the Subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is customarily obtained by businesses similarly situated, taking into account self-insurance.

                           (q) None of the Partnership or the Subsidiaries is in, nor will consummation of the transactions contemplated herein or in the Final Prospectus to be consummated at the time of purchase and the additional time of purchase, as the case may be, result in: (i) violation of its charter, bylaws, agreement of limited or general partnership or other governing document (except for the failure to mail the reports identified in Sections 8.3(a) and (b) of the Partnership Agreement); or (ii) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any material contract, agreement, indenture or instrument to which it or its property may be subject, or violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property may be subject, which default or violation, individually or in the aggregate, could have a material adverse effect on the holders of Common Units or the consolidated financial position or results of operations or prospects of any of the Partnership, the Intermediate Partnership or Northern Border Pipeline; and, except as described in the Final Prospectus, none of the Partnership or the Subsidiaries has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                           (r) Neither the Partnership nor the Intermediate Partnership is, or at the time of purchase or the additional time of purchase, as the case may be, will be, (a) a "holding company" or "affiliate" of a holding company (other than an exempt holding company) or public utility, as defined in the Public Utility Holding Company Act of 1935 or (b) an "investment company" as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act");

                           (s) Except as described in the Final Prospectus, the Partnership and the Subsidiaries possess, and are operating in compliance in all material respects with, all certificates, authorities or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the businesses currently (or, as described or contemplated in the Final Prospectus, to be) operated by them, except for such certificates, authorizations or permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership and the Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; and, except as described in the Final Prospectus, none of the Partnership or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect upon the ability of the Partnership or the Subsidiaries to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted.

                           (t) Neither the Partnership nor the Intermediate Partnership has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation.

                           (u) The financial statements of the Partnership (including the related notes and supporting schedules) filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Final Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Partnership and its subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles (except as otherwise described therein) applied on a consistent basis throughout the periods involved.

                           (v) The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (w) The Partnership and the Subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and the Subsidiaries, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                           (x) In the ordinary course of their businesses, the Partnership and the Subsidiaries conduct a periodic review of the effect of Environmental Laws on the businesses, operations and properties of the Partnership and the Subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Final Prospectus there are no costs or liabilities associated with or arising in connection with Environmental Laws as currently in effect (including, without limitation, costs of compliance therewith) which would, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and the Subsidiaries, taken as a whole.

                           (y) The Partnership and the Subsidiaries are in compliance with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute exists involving the employees of Northern Plains or NBP Services Corporation, a Delaware corporation, or, to the knowledge of the Partnership or the Intermediate Partnership, is imminent or threatened; and neither the Partnership nor the Intermediate Partnership is aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and the Subsidiaries, taken as a whole.

                           (z) The outstanding Common Units are listed for trading on the New York Stock Exchange, and the Units to be sold pursuant to this Agreement have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                           (aa) For purposes of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), none of the Partnership, the Intermediate Partnership, Northern Border Pipeline nor any other entity controlled by any of them is controlled by or under common control with Enron or any of its subsidiaries.

                  4. Certain Covenants. The Partnership and the Intermediate Partnership agree with the Underwriters:

                           (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign partnership or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the

         Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                           (b) during the period of time referred to in the second sentence in paragraph (e) below, to advise you and your counsel promptly and, if requested by you, to confirm such advice in writing:
         (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Basic Prospectus or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of any change in the business, prospects, financial condition or results of operations of the Partnership or any of the Subsidiaries, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Final Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Final Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time within the period of time referred to in the second sentence in paragraph (e) below, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership and the Intermediate Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time;

                           (c) to furnish to you, at your request and without charge, (i) one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement and
         (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request;

                           (d) prior to the end of the period of time referred to in the second sentence in paragraph (e) below, not to file any amendment to the Registration Statement or make any amendment or supplement to the Final Prospectus, or file any document that, upon filing, becomes an Incorporated Document, of which you and your counsel shall not previously have been advised or to which, after you and your counsel shall have received a copy of the document proposed to be filed, you shall reasonably object; provided that your consent shall not be unreasonably withheld or delayed;

                           (e) to cause the Final Prospectus to be filed pursuant to, and in compliance with, Rule 424(b). As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as a prospectus is required by the Act to be delivered in connection with sales of the Units by the Underwriters or any dealer, the Partnership and the Intermediate Partnership will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Partnership and the Intermediate Partnership consent to the use of the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Units are offered by the Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Final Prospectus is required by the Act to be delivered in connection with sales of the Units by the Underwriters or any dealer. If during such period of time any event shall occur that in the judgment of the Partnership or the Intermediate Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Final Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Final Prospectus (or to file under the Exchange Act any document that, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Partnership and the Intermediate Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Partnership or the Intermediate Partnership and the Underwriters agree that the Final Prospectus should be amended or supplemented, the Partnership and the Intermediate Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement;

                           (f) to make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Act), an earnings statement of the Partnership (which need not be audited) complying with
         Section 11(a) of the Act;

                           (g) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units, (iii) the reproduction and delivery of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof), (iv) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) the filing fees incident to the review by the National Association of Securities Dealers, Inc. of the public offering of the Units, (vii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Units to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or on behalf of the Partnership in connection with the road show slides and graphics, fees and expenses of any consultants engaged by or on behalf of the Partnership in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the Partnership's other obligations hereunder; and

                           (h) not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any Common Units or securities convertible into or exchangeable or exercisable for Common Units or warrants or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Units or securities convertible into or exercisable or exchangeable for Common Units or other rights to purchase Common Units or any other securities of the Partnership that are substantially similar to Common Units for a period of 60 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS Warburg LLC, except for (i) the registration of the Units and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Units upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Final Prospectus and
         (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Final Prospectus.

                  5. Reimbursement of Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership and the Intermediate Partnership shall, in addition to paying the amounts described in Section 4(g) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and expenses of their counsel.

                  6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties set forth in this Agreement on the part of the Partnership and the Intermediate Partnership on the date hereof and at the time of purchase and at the additional time of purchase, as the case may be (unless previously waived), the performance by the Partnership and the Intermediate Partnership of their obligations hereunder and to the following additional conditions precedent:

                           (i) The Partnership shall have requested and caused
Andrews & Kurth Mayor, Day, Caldwell & Keeton L.L.P., counsel for the Partnership, to have furnished to you at the time of purchase and at the additional time of purchase, as the case may be, its opinion, dated the time of purchase or the additional time of purchase, as the case may be, and addressed to the Underwriters, and in form and substance satisfactory to you and your counsel, to the effect that:

                           (a) Each of the Partnership and the Intermediate Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act, with full partnership power and authority under the Delaware Act and the Partnership Agreement and the Intermediate Partnership Agreement, respectively, necessary to own, lease and operate its properties and conduct its businesses as described in the Final Prospectus;

                           (b) The Partnership has been registered as a foreign limited partnership for the transaction of business under the laws of the States of Texas and Nebraska, and to such counsel's knowledge based upon a certificate (a copy of which has been furnished to you and your counsel) from an authorized officer of the Partnership as to the states in which the Partnership owns or leases property or conducts business, the States of Texas and Nebraska are the only jurisdictions in which the Partnership owns or leases property or conducts business so as to require qualification or registration to conduct business as a foreign limited partnership, except where the failure to so qualify or register would not (i) have a material adverse effect upon the Partnership, the Intermediate Partnership or the General Partners or (ii) subject the limited partners of the Partnership to any material liability or disability;

                           (c) The Intermediate Partnership has been qualified or registered as a foreign limited partnership for the transaction of business under the laws of the States of Illinois, Iowa, Indiana, Minnesota, Montana, Nebraska, North Dakota, South Dakota and Texas, and to such counsel's knowledge based upon a certificate (a copy of which has been furnished to you and your counsel) from an authorized officer of the Partnership as to the states in which the Partnership owns or leases property or conducts business, such jurisdictions are the only jurisdictions in which the Intermediate Partnership owns or leases property or conducts business so as to require qualification or registration to conduct business as a foreign limited partnership, except where the failure to so qualify or register would not (i) have a material adverse effect upon the Partnership, the Intermediate Partnership or the General Partners or (ii) subject the limited partners of the Partnership to any material liability or disability;

                           (d) The General Partners are the sole general partners of each of the Partnership and the Intermediate Partnership with a combined general partner interest in the Partnership of 1.0% and a combined general partner interest in the Intermediate Partnership of 1.0101% (subject to the provisions of the Partnership Agreement and the Intermediate Partnership Agreement, respectively); such general partner interests are duly authorized by the Partnership Agreement and the Intermediate Partnership Agreement, respectively, are validly issued and fully paid (to the extent required by the Partnership Agreement and Intermediate Partnership Agreement) and are owned of record by the General Partners free and clear of all liens, encumbrances, security interests, charges or claims of record (except as provided in the Partnership Agreement, the Intermediate Partnership Agreement or the Northern Border Pipeline Partnership Agreement or pursuant to the Delaware Act, as amended) (A) in respect of which a financing statement under the Uniform Commercial Code (the "UCC") of the State of Delaware naming a General Partner as debtor is on file in the offices of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel;

                           (e) The Partnership is the sole limited partner of the Intermediate Partnership, with a limited partner interest in the Intermediate Partnership of 98.9899% (subject to the provisions of the Intermediate Partnership Agreement); such limited partner interest is duly authorized by the Intermediate Partnership Agreement and is validly issued, fully paid and non-assessable, except as provided in
         Section 17-607 of the Delaware Act; and the Partnership owns such limited partner interest in the Intermediate Partnership free and clear of all liens, encumbrances, security interests, charges or claims of record (except as provided in the Intermediate Partnership Agreement or pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended) (A) in respect of which a financing statement under the UCC of the State of Delaware naming the Partnership as debtor is on file in the offices of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel;

                           (f) Immediately prior to the closing under this Agreement, the limited partners of the Partnership held limited partner interests in the Partnership aggregating 99.0% (subject to the provisions of the Partnership Agreement); such limited partner interests are represented by 41,623,014 Common Units; such limited partner interests and the Units will be the only limited partner interests of the Partnership that are issued and outstanding immediately following the closing under this Agreement; the Units are authorized by the Partnership Agreement and are validly issued, fully paid and non-assessable, except as provided in Section 17-607 of the Delaware Act;

                           (g) Insofar as such descriptions relate to legal matters or descriptions of provisions of the governing instruments, the Common Units conform in all material respects to the descriptions thereof contained in the Final Prospectus;

                           (h) Except as described in the Final Prospectus and contained in the Partnership Agreements and except for (i) rights granted pursuant to that certain Exchange Agreement dated May 31, 1997 among the Intermediate Partnership, the Partnership and the stockholders of Williams Technologies, Inc. and (ii) rights granted pursuant to that certain Exchange Agreement dated December 29, 1997 between the Partnership and Central Pacific Resources Partnership, there are no preemptive or other rights to subscribe for or to purchase any limited partner interests of the Partnership or the Intermediate Partnership pursuant to the Partnership Agreements or, to such counsel's knowledge, pursuant to any other agreement or instrument to which the Partnership or the Intermediate Partnership is a party; and except as described in the Final Prospectus and except for restrictions on transfer of securities issued by the Partnership in reliance on
         Section 4(2) of the Act, there are no restrictions upon the voting or transfer of any limited partner interests of the Partnership or the Intermediate Partnership pursuant to the Partnership Agreements or, to such counsel's knowledge, pursuant to any other agreement or instrument to which the Partnership or the Intermediate Partnership is a party.

                           (i) The Registration Statement was declared effective under the Act on March 3, 1999; the Final Prospectus was filed with the Commission pursuant to subparagraph (5) of Rule 424(b) on June 27, 2002; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

                           (j) The Registration Statement and the Final
         Prospectus and any further amendments or supplements thereto made by the Partnership prior to the time of purchase and the additional time of purchase, as the case may be, comply as to form in all material respects with the requirements of the Act (other than the financial statements and related schedules or other financial or statistical data and the projected data included therein, as to which such counsel need not express any opinion);

                           (k) To such counsel's knowledge, there are no contracts or other documents that are required to be summarized or described in the Final Prospectus or filed as exhibits to the Registration Statement by the Act that have not been summarized, described or incorporated by reference in the Final Prospectus or filed as exhibits to the Registration Statement;

                           (l) The statements contained in the Basic Prospectus under the caption "Tax Considerations" and in the Final Prospectus under the caption "Prospectus Supplement Summary - Tax Considerations," insofar as such statements describe federal statutes, rules and regulations, constitute a fair summary thereof that is accurate in all material respects; such counsel's opinion filed as Exhibit 8 to the Registration Statement and as Exhibit 8 to the Partnership's Form 8-K filed on June 27, 2002, are confirmed, and you may rely upon such opinions as if each of them were addressed to you;

                           (m) This Agreement has been duly authorized, executed and delivered by each of the Partnership and the Intermediate Partnership; assuming due authorization, execution and delivery by, and the validity, legally binding effect and enforceability with respect to, the other parties thereto, the General Partnership Agreement governing Northern Border Pipeline, as amended and in effect on the date hereof, and each of the Partnership Agreements, constitute valid and legally binding agreements of each of the Partnership, the Intermediate Partnership and the General Partners (in each case, to the extent a party thereto) and are enforceable against each such party in accordance with their respective terms, subject to the qualifications that (A) the enforceability of each such agreement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting the rights of creditors generally, (B) the enforceability of each such agreement may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in each such agreement is subject to equitable defenses and judicial discretion, and (D) the enforceability of certain other provisions of each such agreement may be limited by applicable laws and court decisions, none of which should materially and adversely interfere with the practical realization of the material benefits intended to be provided by such agreements;

                           (n) The compliance by each of the Partnership and the Intermediate Partnership with all of the provisions of this Agreement will not, with the passage of time or upon stated contingency or otherwise, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the agreements filed or incorporated by reference as exhibits to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2001 (the "2001 10-K") or any report filed by the Partnership with the Commission subsequent to the filing of the 2001 10-K, or (B) result in any breach or violation of the provisions of the certificate of limited partnership of the Partnership or the Intermediate Partnership or of any statute or any rule or regulation of any governmental agency or body having jurisdiction over either of such entities or its properties, excluding in each case any breaches or violations which, individually or in the aggregate, would not have a material adverse effect on the limited partners of the Partnership or the financial condition, results of operation, business or prospects (as described in the Final Prospectus) of the Partnership and the Intermediate Partnership considered as a whole;

                           (o) Except as described in the Final Prospectus or as provided in the Partnership Agreement and the Acquisition Agreement, dated March 14, 2001, among the Partnership, the Intermediate Partnership, Bear Paw Investments, Bear Paw Energy and the other parties named therein, to such counsel's knowledge, there are no contracts, agreements or understandings between the Partnership, the Intermediate Partnership or the General Partners and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act, other than any such rights as have been waived; and none of such rights described in this paragraph would require any such securities to be included in the offering and sale of the Units;

                           (p) Neither the Partnership nor the Intermediate Partnership is an "investment company" as that term is defined in the Investment Company Act and the rules and regulations thereunder and each General Partner is either (A) not an "investment company" as that term is defined in the Investment Company Act and the rules and regulations thereunder or (B) exempt from the Investment Company Act;

                           (q) None of the Partnership, the Intermediate Partnership or any General Partner is a "public utility company," a "holding company" or an "affiliate" of a holding company (other than an exempt holding company) or a public utility company within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                           (r) No consent, approval, authorization, order, registration or qualification of or with any federal governmental agency or body or any governmental agency or body of the State of Texas is required for the sale of the Units or the consummation by any of the Partnership, the Intermediate Partnership, the General Partners of the transactions contemplated by this Agreement and the Final Prospectus, except (i) such consents, approvals, authorizations, orders, registrations or qualifications (a) as have been obtained, (b) as may be required under state securities or blue sky laws, or (c) which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Partnership and the Intermediate Partnership to conduct their businesses as described in the Final Prospectus;

                           (s) The Common Units outstanding immediately prior to the closing under this Agreement are listed on the New York Stock Exchange, and the Units to be sold pursuant to this Agreement have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

                           (t) Northern Border Pipeline is validly existing as a general partnership under the laws of the State of Texas, with full partnership power and authority to own, lease and operate its properties and conduct its business in all material respects as described in the Final Prospectus; and

                           (u) For purposes of Section 414(b) or (c) of the Code and Section 4001 of ERISA, none of the Partnership, the Intermediate Partnership, Northern Border Pipeline nor any other entity controlled by any of them is controlled by or under common control with Enron or any of its subsidiaries.

                  In addition, such counsel shall state that in the course of preparation by the Partnership of the Registration Statement and the Final Prospectus, such counsel participated in conferences with officers and other representatives of the Partnership and certain of the Subsidiaries, representatives of the independent public accountants of the Partnership and, in the case of the Final Prospectus, your representatives, at which the contents of the Registration Statement, Final Prospectus and related matters were discussed. Such counsel shall also state that although they have not conducted any independent investigation with regard to the information set forth in the Registration Statement or the Final Prospectus (except with respect to the foregoing opinions) and are not (except as aforesaid) passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, on the basis of the foregoing, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement or any amendment thereto on the date it became effective, or as supplemented or amended at the time of purchase and the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the time of purchase and the additional time of purchase, as the case may be, the Final Prospectus or any further amendment or supplement thereto contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In making such statement, such counsel may state that they do not express any comment with respect to the financial statements and related schedules and other financial data included or incorporated by reference in the Registration Statement or in the Final Prospectus or any further amendment or supplement thereto (including, without limitation, statements relating to projected cash distributions to the limited partners of the Partnership) or any statement contained therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Partnership by the Underwriters expressly for use therein.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of the Delaware Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the States of New York and Texas, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. References to the Final Prospectus in this paragraph (i) include any supplements thereto at the time of purchase or the additional time of purchase, as the case may be.

                  (ii) The Partnership shall have requested and caused Janet K. Place, Esq., General Counsel of Northern Plains, to have furnished to you at the time of purchase and at the additional time of purchase, as the case may be, her opinion with respect to the Units, dated the time of purchase or the additional time of purchase, as the case may be, and addressed to the Underwriters, and in form and substance satisfactory to you and your counsel, to the effect that:

                           (a) Except as described in the Final Prospectus, to her knowledge there are no legal or governmental proceedings pending to which the Partnership or any of the Subsidiaries is a party or of which any property of any of them is the subject which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect on the Partnership and its Subsidiaries taken as a whole (a "Material Adverse Effect"); and, to her knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (b) Except as described in the Final Prospectus, to her knowledge each of the Partnership and the Subsidiaries possesses, and is operating in compliance in all material respects with, all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct its businesses as they are currently conducted as described in the Final Prospectus, except for such certificates, authorizations or permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership and each of the Subsidiaries to conduct its businesses in all material respects as currently conducted as described in the Final Prospectus; to her knowledge, the Partnership and each of the Subsidiaries possesses all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct its businesses as proposed to be conducted as described in the Final Prospectus, except for (a) certificates, authorizations or permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (b) certificates, authorizations or permits that are reasonably expected to be obtained in the ordinary course of business; and, except as described in the Final Prospectus, none of the Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to have a Material Adverse Effect. All government regulations, authorizations and procedures which affect the Partnership or any of the Subsidiaries and the operation of their respective businesses and that are required to be described in the Final Prospectus are as described therein.

                           (c) The Partnership and each of the Subsidiaries (1) is in compliance with all applicable Environmental Laws, (2) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (3) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect; provided, such counsel may qualify such opinions to her knowledge with respect to Bear Paw Investments, Bear Paw Energy, Border Midwestern and Midwestern Gas.

                           (d) None of the Partnership or any of the Subsidiaries is: (i) in violation of its charter, bylaws, agreement of limited or general partnership or other governing document (except for the failure to mail the reports identified in Sections 8.3(a) and (b) of the Partnership Agreement), (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) other than as set forth in the Final Prospectus, in violation in any material respect of any law, ordinance, government rule, regulation or court decree to which it or its properties or assets may be subject, except for such violations and defaults that would not, individually or in the aggregate, result in an Material Adverse Effect; provided, such counsel may qualify the opinion in this clause (iii) to her knowledge with respect to Bear Paw Investments, Bear Paw Energy, Border Midwestern and Midwestern Gas.

                           (e) Since the date as of which information is given in the Final Prospectus through the time of purchase and the additional time of purchase, as the case may be, and except as may otherwise be disclosed in the Final Prospectus, neither the Partnership nor the Intermediate Partnership has (i) issued or granted any partner interests, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) distributed any of the cash or other assets of the Partnership to any partner.

                           (f) The Partnership and the Subsidiaries have good and indefeasible title to all real and personal property necessary to own and operate their businesses in all material respects as described in the Final Prospectus, free and clear of all liens, encumbrances, security interests, charges, claims and defects except (1) as described in the Final Prospectus and (2) such as do not materially interfere with the ownership, operation or benefits of ownership of such businesses or materially increase the cost of operation or ownership of such businesses, provided that, (a) with respect to the Pipeline Properties, the foregoing shall only constitute a statement that, to her knowledge, except as described in the Final Prospectus (i) Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus and (ii) any lack of title has not had and is not reasonably likely to have a Material Adverse Effect, and (b) with respect to any real property, buildings and equipment held under lease by Northern Border Pipeline, Crestone, Bear Paw Energy or Midwestern Gas, such real property, buildings and equipment are held by Northern Border Pipeline, and to her knowledge, by Crestone, Bear Paw Energy and Midwestern Gas under valid, subsisting and enforceable leases with such exceptions as have not had and are not reasonably likely to have a Material Adverse Effect.

                           (g) Each of Northern Border Pipeline, Crestone, Bear Paw Investments, Bear Paw Energy, Border Midwestern and Midwestern Gas was duly formed (to her knowledge in the case of the latter four entities) and is validly existing and in good standing under the laws of its jurisdiction of formation and has full corporate, partnership or limited liability company power and authority, as the case may be, to conduct the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its businesses as described in the Final Prospectus. Each of Northern Border Pipeline, Crestone, Bear Paw Energy and Midwestern Gas is duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except for such jurisdictions in which the failure so to qualify or register would not have a material adverse effect upon it or subject it, the Partnership or the Intermediate Partnership to any material liability or disability. All of the outstanding interests of Northern Border Pipeline have been duly authorized and validly issued and are fully paid and non-assessable (except as provided in the partnership agreement of Northern Border Pipeline). The Intermediate Partnership owns a 70% general partner interest in Northern Border Pipeline, and such interest is free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of Crestone have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of all liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Investments have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding interests of Bear Paw Energy have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Bear Paw Investments free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Border Midwestern have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Intermediate Partnership free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus). All of the outstanding shares of capital stock of Midwestern Gas have been duly authorized and validly issued and are fully paid and non-assessable and are owned by Border Midwestern free and clear of any liens, encumbrances, security interests, charges or claims (except for such liens, encumbrances, security interests, charges or claims as are not, individually or in the aggregate, material or except as described in the Final Prospectus); provided such counsel may qualify to her knowledge the opinions (i) as to due authorization, valid issuance, full payment and non-assessability with respect to Bear Paw Investments, Bear Paw Energy and Midwestern Gas and
         (ii) as to liens, encumbrances, security interests, charges and claims enforceable under the UCC with respect to Bear Paw Investments and Bear Paw Energy.

                  In addition, such counsel shall state that in the course of preparation by the Partnership of the Registration Statement and the Final Prospectus, such counsel participated in conferences with officers and other representatives of the Partnership and certain of the Subsidiaries, representatives of the independent public accountants of the Partnership and, in the case of the Final Prospectus, your representatives, at which the contents of the Registration Statement, the Final Prospectus and related matters were discussed. Such counsel shall also state that although she has not conducted any independent investigation with regard to the information set forth in the Registration Statement or the Final Prospectus (except with respect to the foregoing opinions) and is not (except as aforesaid) passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein, on the basis of the foregoing and during the course of her representation of Northern Plains, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement or any amendment thereto on the date it became effective, or as amended or supplemented at the time of purchase and the additional time of purchase, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its date, the time of purchase and the additional time of purchase, as the case may be, the Final Prospectus or any further amendment or supplement thereto contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In making such statement, such counsel may state that she does not express any comment with respect to the financial statements and related schedules and other financial data included or incorporated by reference in the Registration Statement or in the Final Prospectus or any further amendment or supplement thereto (including, without limitation, statements relating to projected cash distributions to the limited partners of the Partnership) or any statement contained therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Partnership by the Underwriters through you expressly for use therein.

                  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Nebraska, to the extent she deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom she believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent she deems proper, on certificates of responsible officers of the Partnership and public officials.

                  (iii) You shall have received from KPMG LLP, letters dated, respectively, the date of this Agreement and the time of purchase and the additional time of purchase, as the case may be, and addressed to the Underwriters in the forms heretofore approved by the Underwriters.

                  (iv) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters.

                  (v) All filings, if any, required by Rule 424(b) shall have been timely made; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (vi) Since the date as of which information is given in the Final Prospectus there shall not have been any change or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, businesses or properties of the Partnership or Intermediate Partnership, taken as a whole, otherwise than as set forth or contemplated in the Final Prospectus, the effect of which is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at the time of purchase and the additional time of purchase, as the case may be, on the terms and in the manner contemplated in the Final Prospectus.

                  (vii) There shall have been furnished to you at the time of purchase and the additional time of purchase, as the case may be, certificates satisfactory to you, signed on behalf of the Partnership by an authorized officer thereof to the effect that:

                           (a) the representations and warranties of the Partnership and the Intermediate Partnership in this Agreement are true and correct in all material respects (except that all those representations and warranties that are qualified as to their materiality are true and correct in all respects) at and as of the time of purchase and the additional time of purchase, as the case may be, with the same effect as if made at the time of purchase and the additional time of purchase, as the case may be, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the time of purchase and the additional time of purchase, as the case may be;

                           (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Partnership's knowledge, threatened; and

                           (c) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (viii) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the business day after the date of this Agreement unless a later time shall be agreed to by the Partnership and you in writing or by telephone, confirmed in writing.

                  (ix) (A) The Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (B) the Final Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (x) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Final Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

                  (xi) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Partnership or the Intermediate Partnership by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

                  (xii) The Units to be sold pursuant to this Agreement shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance, at the time of purchase or the additional time of purchase, as the case may be, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                  (xiii) On or prior to the date hereof, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto addressed to the Underwriters from Northern Plains, Pan Border, Sundance Assets, L.P., PEC Midwest Inc. and each officer of the Partnership and member of the Partnership Policy Committee who owns Common Units and each of the former owners of Bear Paw Investments listed on Schedule B hereto.

                  (xiv) At or prior to the time of purchase and the additional time of purchase, as the case may be, the Partnership shall have furnished to the Underwriters waivers by each of Northern Plains and Pan Border of its preemptive rights pursuant to Section 4.3 of the Partnership Agreement.

                  7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Units, if, since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and the Final Prospectus), in the earnings, businesses, condition or properties of the Partnership and the Intermediate Partnership taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Units or, if at any time prior to the time of purchase or the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or trading in the Partnership's securities on the New York Stock Exchange shall have been suspended or limitations or minimum prices on the Partnership's securities shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or acts of terrorism involving the United States or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Units.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

                  If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Partnership or the Intermediate Partnership shall be unable to comply with any of the terms of this Agreement, neither the Partnership nor the Intermediate Partnership shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(g), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Partnership or the Intermediate Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

                  8. Increase in Underwriters' Commitments. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting

Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Final Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  9. Indemnity and Contribution.

                           (i) The Partnership and the Intermediate Partnership,
jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, any Preliminary Prospectus or in the Registration Statement as originally filed or in any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in such Registration Statement, such Preliminary Prospectus or such Final Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Preliminary Prospectus or such Final Prospectus or necessary to make such information not misleading.

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Partnership and the Intermediate Partnership pursuant to the foregoing paragraph (i), such Underwriter or such person shall promptly notify the Partnership in writing of the institution of such Proceeding and the Partnership shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Partnership shall not relieve the Partnership or the Intermediate Partnership from any liability which the Partnership or the Intermediate Partnership may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such person unless the employment of such counsel shall have been authorized in writing by the Partnership in connection with the defense of such Proceeding or the Partnership shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Partnership (in which case the Partnership shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties but the Partnership may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Partnership), in any of which events the reasonable fees and expenses of such indemnified party or parties shall be borne by the Partnership and paid as incurred (it being understood, however, that the Partnership shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Partnership shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Partnership, the Partnership and the Intermediate Partnership agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                           (ii) Each Underwriter severally, and not jointly,
agrees to indemnify, defend and hold harmless the Partnership and the Intermediate Partnership, each member of the Partnership Policy Committee, each officer of the Partnership who signed the Registration Statement, and each person who controls the Partnership and the Intermediate Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership, the Intermediate Partnership or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, Preliminary Prospectus, Final Prospectus or any amendment or supplement thereto or necessary to make such information not misleading. The Partnership acknowledges that the statements set forth in the last paragraph of the cover page of any Preliminary Prospectus and the Final Prospectus regarding delivery of the Units and, under the heading "Underwriting," (i) the table reflecting the Underwriters' participation in the offering, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

                                    If any Proceeding is brought against the
Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Partnership or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Partnership or any such person or otherwise. The Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Partnership or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events the reasonable fees and expenses of such indemnified party or parties shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Partnership and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (iii) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (i) or (ii) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (a) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Intermediate Partnership on the one hand and the Underwriters on the other hand from the offering of the Units or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Partnership and the Intermediate Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Intermediate Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership and the Intermediate Partnership and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership and the Intermediate Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

                           (iv) The Partnership, the Intermediate Partnership
and the Underwriters, severally, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (iii) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the aggregate amount of any losses, expenses or damages which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                           (v) The indemnity and contribution agreements
contained in this Section 9 and the covenants, warranties and representations of the Partnership and the Intermediate Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership and the Intermediate Partnership, each member of the Partnership Policy Committee, each officer of the Partnership who signed the Registration Statement, and each person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Units. The Partnership, the Intermediate Partnership and each Underwriter, severally, agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership and the Intermediate Partnership, against any member of the Partnership Policy Committee, any officer of the Partnership who signed the Registration Statement, or any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in connection with the sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

                  10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171-0026,
Attention: Syndicate Department and to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and, if to the Partnership or the Intermediate Partnership, shall be sufficient in all respects if delivered, sent or telefaxed to Janet K. Place at (402) 398-7780 and confirmed to her at (402) 398-7886.

                  11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                  12. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) had made any representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth herein, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

                  13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

                  14. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

                  15. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership, the Intermediate Partnership and their successors and assigns and any successor or assign of any substantial portion of the Partnership's, the Intermediate Partnership's or the Underwriters' respective businesses and/or assets.

                  16. Miscellaneous. UBS Warburg LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency and are not otherwise an obligation or responsibility of a branch or agency.

                  17. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership and the Intermediate Partnership consent to the jurisdiction of such courts and personal service with respect thereto.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall constitute a binding agreement among the Partnership, the Intermediate Partnership and the Underwriters, severally.

                                Very truly yours,

                                NORTHERN BORDER PARTNERS, L.P.

                                By:  /s/ William R. Cordes
                                   ---------------------------------------------
                                Name:  William R. Cordes
                                      ------------------------------------------
                                Title:  Chief Executive Officer
                                        ----------------------------------------


                                NORTHERN BORDER INTERMEDIATE
                                LIMITED PARTNERSHIP

                                By:  /s/ William R. Cordes
                                   ---------------------------------------------
                                Name:  William R. Cordes
                                      ------------------------------------------
                                Title:    Chief Executive Officer
                                       -----------------------------------------





                    Signature Page for Underwriting Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

UBS WARBURG LLC
SALOMON SMITH BARNEY INC.

BY:      UBS WARBURG LLC

By:  /s/ Michael Jamieson
   ---------------------------------------
Name:    Michael Jamieson
     -------------------------------------
Title:   Executive Director
      ------------------------------------


By:  /s/  James Baker
   ---------------------------------------
Name:     James Baker
     -------------------------------------
Title:    Director
      ------------------------------------




                    Signature Page for Underwriting Agreement

                                   SCHEDULE A


                                                                       Number of
Underwriter                                                            Firm Units
-----------                                                            ----------

UBS Warburg LLC                                                        1,000,000
Salomon Smith Barney Inc.                                              1,000,000
                                                                       ---------

         Total                                                         2,000,000
                                                                       =========

                                   SCHEDULE B

1.       John A Herrmann, Jr.
2.       Alexander Lynch
3.       Thomas Edelman
4.       Robert Clark
5.       Bruce Duval
6.       Thom. Edelman Irrevocable  Trust fbo Eliz. Edelman
7.       Thom. Edelman Irrevocable Trust fbo Eleanor Edelman
8.       Bear Cub Investments, LLC

                                    Exhibit A


                         Northern Border Partners, L.P.
                         Public Offering of Common Units



                                                                 _________, 2002


UBS Warburg LLC
Salomon Smith Barney Inc.
299 Park Avenue
New York, New York 10071

Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), Northern Border Intermediate Limited Partnership, a Delaware limited partnership, and you as the Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests (the "Common Units") of the Partnership.

                  In consideration for you entering into the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Warburg LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of ____ days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by UBS Warburg LLC.

                  If for any reason the Underwriting Agreement shall be terminated prior to the time of purchase or the additional time of purchase (each as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                 Yours very truly,




                                 -----------------------------------------------
                                 [SIGNATURE OF OFFICER, DIRECTOR OR STOCKHOLDER]


                                 -----------------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------
                                 [NAME AND ADDRESS OF OFFICER, DIRECTOR OR
                                 STOCKHOLDER]



                                      A-2